Exhibit 15.3

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.
UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428
Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on our report dated January 27, 2025 relating to the consolidated financial statements of Ostin Technology Group Co., Ltd., appearing in the Annual Report on Form 20-F of Ostin Technology Group Co., Ltd., for the year ended September 30, 2024.

/s/ Audit Alliance LLP

Singapore
January 27, 2025